UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2007
Health Benefits Direct Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)
(484) 654-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 5, 2007, Health Benefits Direct Corporation (the “Company”) entered into a Consent and Lock-Up Agreement (the “Lock-Up Agreement”) with Scott Frohman (“Frohman”). Under the Lock-Up Agreement, the Company consented to the release from lock-up of 1,300,000 shares out of 1,559,007 shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock) held by Frohman (the “Released Securities”) that were locked up in favor of the Company until June 7, 2008 pursuant to the Separation Agreement between the Company and Frohman dated December 7, 2006 (the “Separation Agreement”). The Company consented to this release in consideration for a lock-up until May 23, 2008 by Frohman in favor of the Company of 50% of Frohman’s remaining 1,566,007 shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock) that were otherwise locked up until November 23, 2007 under the Lock-Up Agreement between the Company and Frohman dated November 23, 2005. Prior to the Lock-Up Agreement, the lock-up restrictions in the Separation Agreement allowed Frohman to sell or otherwise transfer up to 50,000 shares of Released Securities in any given month (the “50,000 Share Exception”). Under the Lock-Up Agreement, Frohman will not be entitled to the 50,000 Share Exception until on or after July 5, 2007 as it relates to the 259,007 shares of Released Securities that were not released from lock-up under the Lock-Up Agreement.
     The foregoing is a summary of the terms of the Lock-Up Agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Lock-Up Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 6, 2007

HEALTH BENEFITS DIRECT CORPORATION
By:	/s/ ANTHONY R. VERDI
	Name:	Anthony R. Verdi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Consent and Lock-Up Agreement, dated April 5, 2007, between Health Benefits Direct Corporation and Scott Frohman

4